Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE FIRST fiscal quarter ENDED September 30, 2018

Reports quarterly results with revenues of $218.9 million, up $20.9 million or 10.6%;

Net revenues of $54.9 million, up $9.3 million or 20.4%; and

Adjusted EBITDA of $8.8 million, up $2.3 million, or 35.4%

BELLEVUE, WA November 8, 2018 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multimodal transportation services company, today reported financial results for the three months ended September 30, 2018.

First Fiscal Quarter Financial Highlights (Quarter Ended September 30, 2018)

•	Revenues increased to $218.9 million for the first fiscal quarter ended September 30, 2018, up $20.9 million or 10.6% compared to revenues of $198.0 million for the comparable prior year period.
•

Revenues net of cost of transportation and other services (net revenues) increased to $54.9 million for the first fiscal quarter ended September 30, 2018, up $9.3 million or 20.4% compared to net revenues of $45.6 million for the comparable prior year period.

•

Net income allocable to common stockholders increased to $2.6 million, or $0.05 per basic and fully diluted share, compared to net income of $0.3 million, or $0.01 per basic and fully diluted share for the comparable prior year period.

•

Adjusted net income allocable to common stockholders increased to $5.4 million, or $0.11 per basic and fully diluted share for the first fiscal quarter ended September 30, 2018, compared to adjusted net income of $2.9 million, or $0.06 per basic and fully diluted share for the comparable prior year period. Periods are calculated by applying a normalized tax rate of 24.5% for the first fiscal quarter ended September 30, 2018 and 31% for the comparable prior year period and excluding other items not considered part of regular operating activities.

•

Adjusted EBITDA increased to $8.8 million for the first fiscal quarter ended September 30, 2018, up $2.3 million or 35.4% compared to adjusted EBITDA of $6.5 million for the comparable prior year period.

•

Adjusted EBITDA margin (expressed as a function of net revenues) is up 190 basis points to 16.1% for the first fiscal quarter ended September 30, 2018, compared to Adjusted EBITDA margin of 14.2% for the comparable prior quarter period.

CEO Comments

“We are pleased to report strong results and the continued broad-based improvement in our financial performance for the quarter ended September 30, 2018,” said Bohn Crain, Founder and CEO. “We posted revenues of $218.9 million, up $20.9 million or 10.6%; net revenues of $54.9 million, up $9.3 million or 20.4%; net income allocable to common stockholders of $2.6 million, up $2.3 million; adjusted net income allocable to common shareholders of $5.4 million, up $2.4 million or 82.8%; and Adjusted EBITDA of $8.8 million, up $2.3 million or 35.4% over the comparable prior year period. Our net revenue margins also improved, up 210 basis points to 25.1% from 23.0% for the comparable prior year period. In addition, we also saw improvement in our Adjusted EBITDA margins, up 190 basis points to 16.1%, from 14.2% for the comparable prior year period.”

“We saw good improvement across the organization segments (excluding intracompany eliminations) reporting U.S. revenues of $191.2 million, up $16.3 million and 9.3% and Canadian revenues of $27.7 million, up $4.1 million and 17.4% for the comparable prior year period. For net revenues, our U.S. operations reported $47.1 million, up $6.5 million and 16.0% and our Canadian operations reported $7.7 million, up $2.7 million and 54.0% over the comparable prior year period.”

“On the technology front we also continue to make steady progress on the deployment of our new SAP-based transportation management system (“SAP-TM”) and have begun to deploy the application in several of our strategic operating locations. As we have previously discussed, we believe our ongoing investment in technology provides us with a unique opportunity to deliver a state-of-the-art technology platform for our strategic operating partners and the end customers that we serve. At the same time, our new technology set will enable a number of productivity initiatives to stream-line our back-office processes and accelerate the realization of back-office cost synergies associated with existing and future acquisitions and can ultimately help facilitate revenue synergies across the platform.”

Crain continued: “We are encouraged by our improving results and remain committed to our long-standing strategy to deliver profitable growth through a combination of organic and acquisition growth initiatives. Our now more than 10-year first market advantage in executing our multi-brand strategy in consolidating agent-based forwarding networks, ongoing investment in technology and low leverage on our balance sheet puts us in a unique position to support further consolidation in the marketplace. We are patiently persistent in the pursuit of this long-term vision which we believe, over time, will deliver meaningful value for shareholders, our operating partners and the end customers that we serve.”

First Fiscal Quarter Ended September 30, 2018 – Financial Results

For the three months ended September 30, 2018, Radiant reported net income allocable to common stockholders of $2.6 million on $218.9 million of revenues, or $0.05 per basic and fully diluted share. For the three months ended September 30, 2017, Radiant reported net income allocable to common stockholders of $0.3 million on $198.0 million of revenues, or $0.01 per basic and fully diluted share.

For the three months ended September 30, 2018, Radiant reported adjusted net income allocable to common stockholders of $5.4 million, or $0.11 per basic and fully diluted share. For the three months ended September 30, 2017, Radiant reported adjusted net income allocable to common stockholders of $2.9 million, or $0.06 per basic and fully diluted share.

For the three months ended September 30, 2018, Radiant reported Adjusted EBITDA of $8.8 million, compared to $6.5 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Thursday, November 8, 2018 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Thursday, November 8, 2018 at 4:30 PM Eastern
DIAL-IN	US (877) 407-8031; Intl. (201) 689-8031
REPLAY	November 9, 2018 at 9:30 AM Eastern to November 22, 2018 at 4:30 PM Eastern, US (877) 481-4010;
Intl. (919) 882-2331 (Replay ID number: 40310)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or through www.InvestorCalendar.com.

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with recent operating results and trends; our ability to maintain positive relationships with our third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

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Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 jdeenihan@radiantdelivers.com

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)	September 30,	June 30,
	2018	2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,956	$6,992
Accounts receivable, net of allowance of $2,035 and $1,703, respectively	100,444	137,578
Contract assets	27,254	—
Income tax receivable	1,073	2,105
Prepaid expenses and other current assets	8,499	6,599
Total current assets	145,226	153,274

Technology and equipment, net	19,125	18,566

Goodwill	65,389	65,389
Intangible assets, net	63,055	65,264
Deposits and other assets	1,248	2,945
Total other long-term assets	129,692	133,598
Total assets	$294,043	$305,438

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$80,462	$90,153
Operating partner commissions payable	13,869	14,322
Accrued expenses	6,608	5,404
Current portion of notes payable	3,946	3,726
Current portion of contingent consideration	1,100	960
Transition and lease termination liability	1,094	1,385
Other current liabilities	259	295
Total current liabilities	107,338	116,245

Notes payable, net of current portion	41,475	43,197
Contingent consideration, net of current portion	1,380	1,615
Deferred rent liability	987	1,020
Deferred income taxes	8,297	8,665
Other long-term liabilities	367	1,082
Total long-term liabilities	52,506	55,579
Total liabilities	159,844	171,824

Commitments and contingencies (Note 14)

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; 839,200 shares issued and outstanding, liquidation preference of $20,980	1	1
Common stock, $0.001 par value, 100,000,000 shares authorized; 49,544,886 and 49,511,907 shares issued, and 49,453,088 and 49,420,109 shares outstanding, respectively	31	31
Additional paid-in capital	118,236	117,968
Treasury stock, at cost, 91,798 shares	(253)	(253)
Retained earnings	16,071	15,539
Accumulated other comprehensive income (loss)	(119)	186
Total Radiant Logistics, Inc. stockholders’ equity	133,967	133,472
Non-controlling interest	232	142
Total equity	134,199	133,614
Total liabilities and equity	$294,043	$305,438

RADIANT LOGISTICS, INC.

Consolidated Statements of Comprehensive Income

(unaudited)

(In thousands, except share and per share data)	Three Months Ended September 30,
	2018	2017
Revenues	$218,883	$197,977

Operating expenses:
Cost of transportation and other services	164,015	152,374
Operating partner commissions	24,828	19,692
Personnel costs	14,545	13,993
Selling, general and administrative expenses	7,124	6,303
Depreciation and amortization	3,633	3,575
Transition and lease termination costs	—	107
Change in fair value of contingent consideration	(95)	(300)
Total operating expenses	214,050	195,744

Income from operations	4,833	2,233

Other income (expense):
Interest income	12	7
Interest expense	(789)	(771)
Foreign currency transaction gains (losses)	34	(85)
Other	150	130
Total other expense	(593)	(719)

Income before income taxes	4,240	1,514

Income tax expense	(977)	(626)

Net income	3,263	888
Less: net income attributable to non-controlling interest	(180)	(61)

Net income attributable to Radiant Logistics, Inc.	3,083	827
Less: preferred stock dividends	(511)	(511)

Net income allocable to common stockholders	$2,572	$316

Other comprehensive income (loss):
Foreign currency translation loss	(305)	(805)
Comprehensive income	$2,958	$83

Income per share allocable to common stockholders:
Basic and Diluted	$0.05	$0.01

Weighted average common shares outstanding:
Basic	49,437,930	49,085,545
Diluted	50,705,434	50,642,953

RADIANT LOGISTICS, INC.

Reconciliation of Total Revenues to Net Revenues, Net Income (Loss) Allocable to Common Stockholders
to Adjusted Net Income, EBITDA and Adjusted EBITDA

(unaudited)

As used in this report, Net Revenues, Adjusted Net Income, EBITDA, and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income, EBITDA, and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 24.5% tax rate for the quarter ended September 30, 2018 and a 31% tax rate the quarter ended September 30, 2017 to calculate the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include depreciation and amortization, income taxes, change in contingent consideration, amortization of loan fees, write-off of loan fees, impairment of acquired intangible assets, acquisition related costs, transition costs, lease termination costs, litigation costs and non-recurring costs.

We commonly refer to the term “net revenues” when commenting about our Company and the results of operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. We believe net revenues are a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of preferred stock dividends, interest and taxes, and excludes the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to technology and equipment, and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, share-based compensation expense, litigation expenses unrelated to our core operations, MM&D start-up costs and other non-cash charges. While management considers EBITDA, and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Net Revenues, Adjusted Net Income, EBITDA, and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

Net Revenues (Non-GAAP measure)

(In thousands)	Three Months Ended September 30,
	2018	2017
Total revenues	$218,883	$197,977
Cost of transportation and other services	164,015	152,374

Net revenues	$54,868	$45,603

(In thousands, except share and per share data)	Three Months Ended September 30,
Reconciliation of net income to adjusted net income:	2018	2017
Net income attributable to common stockholders	$2,572	$316
Adjustments to net income:
Income tax expense	977	626
Depreciation and amortization	3,633	3,575
Change in contingent consideration	(95)	(300)
Lease termination costs	—	107
Acquisition related costs	4	78
Litigation costs	137	24
Amortization of loan fees	59	62

Adjusted net income before income taxes	7,287	4,488

Provision for income taxes at 24.5% before preferred dividend requirement for current period, and at 31% for prior period	(1,911)	(1,550)

Adjusted net income	$5,376	$2,938

Adjusted net income per common share - basic and diluted	$0.11	$0.06

Weighted average common shares outstanding:
Basic	49,437,930	49,085,545
Diluted	50,705,434	50,642,953

(In thousands)	Three Months Ended September 30,
Reconciliation of net income to adjusted EBITDA	2018	2017
Net income attributable to common stockholders	$2,572	$316
Preferred stock dividends	511	511

Net income attributable to Radiant Logistics, Inc.	3,083	827
Income tax expense	977	626
Depreciation and amortization	3,633	3,575
Net interest expense	777	764

EBITDA	8,470	5,792

Share-based compensation	331	350
Change in contingent consideration	(95)	(300)
Acquisition related costs	4	78
Litigation costs	137	24
Lease termination costs	—	107
MM&D start-up costs	—	347
Foreign exchange loss (gain)	(34)	85

Adjusted EBITDA	$8,813	$6,483
Adjusted EBITDA as a % of Net Revenues	16.1%	14.2%